Date:   February 16, 2015

Amount: $150,000 (U.S.)

LIGHTTOUCH VEIN & LASER, INC.

PROMISSORY NOTE

BEARING INTEREST AT 10% PER ANNUM

____________________________________________________________________________________

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

____________________________________________________________________________________

LIGHTTOUCH VEIN & LASER, INC., a corporation duly organized and existing under the laws of the state of Nevada (hereinafter referred to as the "Company"), for value received, hereby promises to pay to Grow Solutions, Inc., a Delaware corporation, the registered holder hereof (“Holder”), one hundred fifty thousand dollars ($150,000.00), one year from date hereof, upon presentation and surrender of this promissory note (the "Note") at the offices of the Company, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, until the principal hereof is paid or made available for payment as herein provided.   Holder understands the funds from this Note will be used to pay off existing debts of the Company, including funds owed to the Company’s major shareholder and officer and director.  Furthermore, Holder understands the Company is in the process of completing a merger with Grow Solutions, Inc., a Delaware Corporation, and Holder is familiar with all terms and conditions of such transaction and with the Company and understands the Company does not have funds or operations to repay this Note and Holder will be relying on the completion of the Grow Solutions’ transaction for repayment.

This Note is subject to the following further terms and material provisions:

1.

Term and Interest.  The date of maturity of the Note shall be the earlier of (i) one year from the date of issuance or (ii) or the merger, change of control, reorganization or acquisition between the Company and another corporation or entity, subject to prepayment as set forth in paragraph 2 hereof. The Note shall bear simple interest at the rate of ten percent (10.0%) per annum.  The principal on the Note is payable on the maturity date, subject to prepayment as set forth in paragraph 2 hereof, and will be paid at the office of the Company, maintained for such purposes, to the registered holder of the Note on the books and records of the Company.  Accrued interest on the Note will be payable annually, on the anniversary date of the Note, and will be paid at the office of the Company, maintained for such purposes, to the register holder of the Note on the books and records of the Company

2.

Prepayment.  Subject to the rights of Holder under Section 11 hereof, this Note is subject to prepayment, in whole or in part, at the election of the Company at any time, upon not less than 10 days’ notice.  Prepayment shall be effected by paying the amount equal to the outstanding principal amount of the Note and accrued interest at the date of prepayment.  On the date fixed for prepayment by the Company, the amount of principal shall be paid in cash or certified funds.  Any Note which is prepaid only in part shall be presented for notation thereon by the Company of such partial prepayment.  If less than all the Note principal amount and interest is to be prepaid, notice of the proposed prepayment shall be sent to the registered holder of the Note and such prepayment shall be made.

3.

Satisfaction and Discharge of Note.  This Note shall cease to be of further effect (except as to any surviving rights of transfer, or exchange of Notes herein expressly provided for) when:

(a)

The Company has paid or caused to be paid all sums payable hereunder by the Company, including all principal and interest amounts under the Note; and

(b)

All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been met.

4.

Events of Default.  "Events of Default," when used herein, whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or government body or be caused by the provisions of any paragraph herein means any one of the following events:

(a)

Default in the payment of the principal of the Note, when due, whether at maturity, or otherwise; or

(b)

Default in the performance or breach of any covenant or warranty of the Company in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 30 days after there has been given to the Company by registered or certified mail, by the holders of a majority in principal amount of the outstanding Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(c)

The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

(d)

The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or

(e)

The consent by the Company to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

5.

Acceleration of Maturity.  If an event of default occurs and is continuing then, in every such case, the holder of a majority in principal amount of the outstanding Notes, may declare the principal of the Notes to be due and payable immediately, by a notice in writing to the Company of such default, and upon any such declaration, such principal shall become immediately due and payable.  At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holders, the holders of a majority of the principal of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences, if all events of default, other than the nonpayment of the principal of the Notes which has become due solely by such acceleration, has been cured or waived.  No such recession shall affect any subsequent default or impair any right contingent thereon.

6.

Suits for Enforcement.  If an event of default occurs and is continuing, the holder of a majority in principal amount of the outstanding Note may, in their discretion, proceed to protect and enforce their rights by such appropriate judicial proceedings as the holders shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement under this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

7.

Limitation on Suits.  No holder of any Note shall have any right to institute any proceedings, judicial or otherwise, with respect to this Note, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless such holder has previously given written notice to the Company of a continuing event of default as provided above; it being understood and intended that no one or more holders of this Note shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Note to effect, disturb or prejudice the right of any other holders of Notes, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under this Note, except in the manner herein provided and for the equal and ratable benefit of all the holders of the Note.

8.

Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Note to be given or taken by the holder hereof or by the holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by their agent or attorney-in-fact, duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Company in the manner provided for giving notices herein.  Such instrument or instruments, and the action embodied therein or evidenced thereby, are herein sometimes referred to as the “act” of the holders signing such instrument or instruments.  Proof of execution of any such instrument or of writing appointing any such agent shall be sufficient for any purpose of this Note if the fact and date of execution by any person of any purpose of the Note if the fact and date of execution by any person of any such instrument or writing is verified by the affidavit of a witness of such execution or by the request, demand, authorization, direction, notice, consent, waiver, or other action by the holder of this Note shall bind every Note holder of the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by any person in reliance thereon, whether or not notation of such action is made upon such Note.

9.

Notices to Holders; Waiver.  Where this Note provides for notice to holders of any event, such notice shall be sufficiently given if in writing and sent by courier providing for delivery within 72 hours or mailed, registered, postage prepaid, to each holder affected by such event, at his address as it appears in the Note register maintained by the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  Where the Note provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, registered, postage prepaid, to the Company at its address set forth above (or at such other address as shall be provided to the holder of this Note in the manner for giving notices set forth herein), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  Where this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, any such waiver shall be equivalent of such notice.

10.

Restrictions.  The holder of this Note, by acceptance hereof, represents and warrants as follows:

(a)

The Note is being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration or other compliance under the Securities Act and applicable state securities laws, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

(b)

The holder hereof has been advised and understands that the Note has not been registered under the Securities Act and the Note must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Note under the Securities Act; in the absence of such registration, sale of the Note may be impracticable; the Company will maintain stop-transfer orders against registration of transfer of the Note.  The Company may refuse to transfer the Note unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Note are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note if any set forth herein.  The Company may also refuse to transfer the Note if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

11.  Conversion.  Subject to, and in compliance with, the provisions contained herein, the Holder of this Note, or its assigns is entitled, at its or his option, at any time prior to maturity of the Note, or in case this Note or some portion hereof shall have been called for prepayment or considered in default as defined in the Note, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validly issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Company, (the “Common Stock” or “Shares”) at the rate of one Share for each two cents ($0.02) of principal and accrued but unpaid interest of the Note (“Conversion Price”), subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein. Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Company shall reserve for issuance that number of shares necessary to permit the conversion of this Note.  All shares of Common Stock that shall be issuable on conversion shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. This Note shall not be convertible if Grow Solutions does not complete its merger with the Company.  Additionally, all shares received on such conversion shall be part of the fifty five million (55,000,000) shares being received by Grow Solution in the proposed merger with the Company under the terms and conditions of that certain Acquisition and Plan of Merger Agreement of even date herewith.

12.   Holder's Restriction on Conversion.

a)

 The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without  limitation, any other notes or the warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Form 10-Q or Form 10- K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation. The limitations contained in this section shall apply to a successor holder of this Note.

13.

Severability.  In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.

Governing Law.  This Note shall be governed by and construed and interpreted in accordance with the laws of the state of Nevada.

15.

Legal Holidays.  In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

16.

Delay or Omission; No Waiver.  No delay or omission of any holder of the Note to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event or default or any acquiescence therein.  Every right or remedy given hereby or by law may be from time to time, and as often as may be deemed expedient.

17.

Miscellaneous.  This Note is subject to the following additional terms and conditions:

(a)

If this Note is placed with any attorney for collection, or if suit be instituted for collection, or if any other remedy provided by law is pursued by the registered holder hereof, because of any default in the terms and conditions herein, then in either event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the registered holder hereof in so doing.

(b)

None of the rights and remedies of the registered holder hereof shall be waived or affected by failure or delay to exercise them.  All remedies conferred on the registered holder of this Note shall be cumulated and none is exclusive.  Such remedies may be exercised concurrently or consecutively at the registered holder's option.

(c)

This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 11 hereof.

(d)

The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest, and of nonpayment of this Note.

DATED effective as of the 16th day of February, 2015.

LIGHTTOUCH VEIN & LASER, INC.

By:  /s/Edward Bailey

Its Duly Authorized Officer

Grow Solutions, Inc.,

a Delaware Corporation

By:  /s/Jeffrey Beverly_______________

Its Duly Authorized Officer

Exhibit A

SUITABILITY LETTER

TO:

LightTouch Vein & Laser, Inc.

I make the following representations with the intent that they may be relied on by LightTouch Vein & Laser, Inc., a Nevada corporation (the “Company”) in determining my suitability as a lender under a convertible promissory note of the Company (the “Note”).

1.

I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed  such information sufficient to make an investment decision on the Company.

2.

I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except the following:

3.

I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Seller, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4.

The undersigned and the purchaser representatives listed above together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5.

I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6.

Instructions:  Complete either (a) or (b) below, as applicable:

(a)      FOR ACCREDITED INVESTORS.  I confirm that I am an "accredited investor" as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as checked below:

(i)

Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance Company as defined in section 2(13) of the Securities Act; any investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in section 2(a)(48) of that Act; any small business investment Company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐

Yes

☐

No

(ii)

Any private business development Company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐

Yes

☐

No

(iii)

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐

Yes

☐

No

(iv)

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Yes

☐

No

(v)

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

☐

Yes

☐

No

For purposes of category (v), the term "net worth" means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)

Any natural person who had an individual income in excess of $300,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Yes

☐

No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐

Yes

☐

No

(viii)

Any entity in which all of the equity owners are accredited investors.

☐

Yes

☐

No

(b)

FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)

My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)

My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐

Yes

☐

No

(iii)

Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐

Yes

☐   No

7.

I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.

I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.

I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.

I will hold title to my interest as follows:

☐

Community Property

☐

Separate Property

☐

Joint Tenants, with Right of

☐

Tenants in Common

Survivorship

☐

Other (Single Person, Trust, Etc., Please Indicate.)

11.

The address below is my true and correct principal residence.

DATED this ___ day of February, 2015.

Name (Please Print)

Name of Joint Subscriber, If Any

Signature

Signature

Street Address

Street Address

City, State, and Zip Code

City, State, and Zip Code

A-4